SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8- A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CHINA PHARMAHUB CORP.

(Exact name of registrant as specified in its charter)

Nevada	20-2208821
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

20955 Pathfinder Road, Suite 100
Diamond Bar, California 91765

 (Address of Principal Executive Offices, Including Zip Code)

Securities to be registered pursuant to section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be so registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:  333-159028 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:  Common Stock

Item 1.                                Description of Registrant’s Securities to be Registered

A description of the shares to be registered hereunder is contained in the Registration Statement on Form S-1 which was filed with the Securities and Exchange Commission.

Item 2.                                Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed with this registration statement on Form 8-A, because no other securities of the Registrant are registered on OTC Bulletin Board.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  April 1, 2011

China PharmaHub Corp. (Registrant)

By:	/s/ Richard Lui
Name: Richard Lui
Title : President and CEO